EDISON INTERNATIONAL LOGO



                                2000 EQUITY PLAN

                            SPECIAL GRANT CERTIFICATE




This award is made by Edison International to _________________ ("Employee"), as of May 18, 2000, pursuant to the 2000 Equity Plan. Edison International hereby grants to Employee, as a matter of separate arrangement and not in lieu of any other compensation for services, the following:


               -------------------------------------------------
                The right and option to purchase _____ shares of
                    Edison International Common Stock at an
                     exercise price of $20.0625 per share.
               -------------------------------------------------



The award is made subject to the conditions contained in the document "Equity Compensation Plan and 2000 Equity Plan Terms and Conditions for Special Grant of Stock Options May 18, 2000" which is incorporated herein by reference.


Edison International


By:  John Kelly
    ------------------------------
     John Kelly

                              EDISON INTERNATIONAL

                            Equity Compensation Plan
                                       and
                                2000 Equity Plan
                              Terms and Conditions
                                       For
                         Special Grant of Stock Options
                                  May 18, 2000

The Compensation and Executive Personnel Committee of the Board of Directors of Edison International (Committee) approved a special one-time grant (the May 2000 Grant) of nonqualified stock options to purchase EIX common stock (EIX Options) under the Equity Compensation Plan and the 2000 Equity Plan (Plans) to eligible persons (Holders) at Edison International (EIX) or its participating affiliates (the Companies, or individually, the Company) to be effective upon adoption of the 2000 Equity Plan by EIX's Board of Directors. The Board of Directors adopted the 2000 Equity Plan on May 18, 2000. The EIX Options included in the May 2000 Grant are subject to the terms and conditions set forth below. These terms and conditions (Terms and Conditions) shall not apply to any other EIX Options granted under the Plans.

1. PRICE
The exercise price of an EIX Option stated in the award certificate is the average of the high and low sales prices of EIX Common Stock as reported in the Western Edition of The Wall Street Journal for the New York Stock Exchange Composite Transactions for May 18, 2000, the date of grant.

2.  VESTING AND EXERCISABILITY
(a) Subject to the provisions of Section 3, (i) EIX Options may only be exercised or paid to the extent vested, and (ii), until the fifth anniversary of the date of grant, vested EIX Options may not be exercised unless and until the average closing price for EIX Common Stock as reported in the Western Edition of The Wall Street Journal for the New York Stock Exchange Composite Transactions for at least 20 consecutive trading days has equaled or exceeded $25. The EIX Options will vest in annual installments according the following schedule as long as the Holder remains employed by one of the Companies:

                 Anniversary of Grant Date         Vested Percentage
                 -------------------------         -----------------
                            2nd                           25%
                            3rd                           50%
                            4th                           75%
                            5th                          100%

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(b) The vested portions of the EIX Options will accumulate to the extent not exercised or exercisable, and be exercisable by the Holder subject to the stock price appreciation requirement of Section 2(a)(ii) and the provisions of Section 3, in whole or in part, in any subsequent period but shall not be exercisable after the 10th anniversary of the date of grant.

(c) If, during the vesting period, the Holder (i) retires on or after (A) attaining age 65 or (B) attaining age 55 with five "years of service," as defined in the Southern California Edison Company Retirement Plan, or (C) such earlier date that EIX determines qualifies as retirement for purposes of its qualified retirement plans, (ii) terminates employment while on leave with a permanent and total disability, or (iii) dies while employed, then the vesting and exercise provisions of this Section 2(c) will apply. The EIX Options will vest to the extent necessary to cause the aggregate number of shares subject to vested EIX Options (including any shares acquired pursuant to previously exercised EIX Options) to equal the product of 1/60th of the number of shares granted times the number of full months of service the Holder has completed during the vesting period. Such EIX Options may not, however, be exercised prior to the 5th anniversary of the date of grant unless the stock price appreciation requirement of Section 2(a)(ii) has been satisfied prior to the exercise date. In addition, the provisions of Appendix B hereto shall apply with respect to any Holder who served as a member of the Southern California Edison Company Management Committee (which was dissolved in 1993).

(d) Notwithstanding the foregoing, in the event of a "Change in Control of EIX" as defined in Appendix A hereto, the provisions of Appendix A hereto shall apply.

3.  EIX OPTION EXERCISE
(a) Subject to the stock price appreciation requirement of Section 2(a)(ii), the Holder may exercise a vested EIX Option by providing written notice to EIX on the form prescribed by EIX for this purpose accompanied by full payment of the applicable exercise price. Payment must be in cash, or its equivalent, including EIX Common Stock valued on the exercise date at a per share price equal to the average of the high and low sales prices of EIX Common Stock as reported in the Western Edition of The Wall Street Journal for the New York Stock Exchange Composite Transactions, acceptable to EIX. A broker-assisted "cashless" exercise may be accommodated for EIX Options at the discretion of EIX. Until payment is accepted, the Holder will have no rights in the optioned stock. EIX Options may be exercised at any time after they have vested through the 10th anniversary of the date of grant except as otherwise provided in Sections 2(a)(ii), 2(c), and 6.

(b) Notwithstanding the foregoing, the Holder of any EIX Option granted under the 2000 Equity Plan who was a "covered employee," as defined in Section 162(m)(3) of the Internal Revenue Code of 1986, as amended, as of December 31, 1999, may not exercise his or her EIX Option prior to his or her termination of employment with the Company unless (i) he or she exercises the EIX Option pursuant to the terms of the Option Gain Deferral Plan (OGDP) and Section 4 below, and (ii) he or she elects a payment date under the OGDP that is certain to occur following his or her termination of employment.

(c) The Holder agrees that any securities acquired by him or her hereunder are being acquired for his or her own account for investment and not with a view to or for the sale in connection with

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any distribution thereof and that he or she understands that such securities may not be sold, transferred, pledged, hypothecated, alienated, or otherwise assigned or disposed of without either registration under the Securities Act of 1933 or compliance with the exemption provided by Rule 144 or another applicable exemption under such act.

(d) The Holder will have no right or claim to any specific funds, property or assets of EIX as a result of the award.

4.  DELAYED PAYMENT OR DELIVERY OF EIX OPTION GAINS
Holders who are eligible to defer salary under the EIX Executive Deferred Compensation Plan (EDCP) may irrevocably elect to alternatively exercise all or part of any vested and exercisable EIX Option pursuant to the terms of the OGDP. To make such an election, the Holder must submit a signed agreement in the form approved by the Administrator at least six months prior to the expiration date of the EIX Option. An EIX Option may not be exercised for six months thereafter except under the limited circumstances specified in the OGDP. Any subsequent exercises or payments will be subject to the terms, conditions and restrictions of the OGDP.

5.  TRANSFER AND BENEFICIARY
(a) The EIX Option will not be transferable by the Holder. During the lifetime of the Holder, the EIX Option will be exercisable only by him or her. The Holder may designate a beneficiary who, upon the death of the Holder, will be entitled to exercise the then vested portion of the EIX Option during the remaining term subject to the provisions of the Plan and these terms and conditions.

(b) Notwithstanding the foregoing, EIX Options of the members of the EIX Management Committee are transferable to a spouse, children, or grandchildren, or trusts or other vehicles established exclusively for their benefit. Any transfer request must specifically be authorized by EIX in writing and shall be subject to any conditions, restrictions or requirements as the administrator may determine.

6.  TERMINATION OF EIX OPTIONS
(a) If a Holder's employment terminates for any reason other than a reason identified in Section 2(c), (i) the Holder's unvested EIX Options and vested EIX Options which have not become exercisable will terminate on the date of such termination, and (ii) the Holder's EIX Options that have become both vested and exercisable will terminate 180 days after the date of such termination.

(b) If a Holder's employment terminates for a reason identified in Section 2(c),
(i) the Holder's unvested EIX Options (after application of the vesting provisions of Section 2(c)) will terminate on the date of such termination, and
(ii) the Holder's vested EIX Options will terminate on the 10th anniversary of the date of grant.

(c) Notwithstanding the foregoing provisions of this Section 6, no EIX Option may remain outstanding after the 10th anniversary of the date of grant, each EIX Option is subject to the

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

terms and conditions of Appendix A hereto, and each EIX Option may be terminated if EIX elects to substitute a cash award as provided under Section 11.

7.  ENGAGING IN COMPETITION WITH EIX OR ITS AFFILIATES
In the event that a Holder who is at the level of Senior Vice President or above "competes" (as defined below) with any of the Companies prior to, or during the six-month period following, any exercise of an EIX Option, the Committee, in its sole discretion, may rescind such exercise within two years thereafter. In the event of any such rescission, the Holder shall pay to EIX or the Company by which he is or was last employed the amount of any gain realized as a result of the rescinded exercise in such manner and on such terms and conditions as the Committee may require, and EIX or such Company shall be entitled to set-off the amount of any such gain against any amount owed to the Holder by EIX or such Company. For purposes of this Section 7, "compete" shall mean the Holder's rendering of services for any organization or engaging directly or indirectly in any business that competes with the business of the Company by which he is or was last employed without the prior written consent of the General Counsel of EIX.

8.  TAXES
EIX will have the right to retain and withhold the amount of taxes required by any government to be withheld or otherwise deducted and remitted with respect to the exercise of any EIX Option. In its discretion, EIX may require the Holder to reimburse EIX for any such taxes required to be withheld by EIX and may withhold any distribution in whole or in part until EIX is so reimbursed. In lieu thereof, EIX will have the right to withhold from any other cash amounts due from EIX to the Holder an amount equal to such taxes required to be withheld by EIX, or to retain and withhold a number of shares of EIX Common Stock having a market value equal to such taxes and cancel (in whole or in part) the shares, or to repurchase such shares from the Holder within six months after the shares of Common Stock were acquired by the Holder. Shares withheld or repurchased to reimburse EIX for federal and state income and payroll taxes shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities based on the minimum statutory withholding rates that are applicable to such supplemental taxable income.

9.  CONTINUED EMPLOYMENT
Nothing in the award certificate or this Statement of Terms and Conditions will be deemed to confer on the Holder any right to continue in the employ of EIX or an EIX affiliate or interfere in any way with the right of the employer to terminate his or her employment at any time.

10. NOTICE OF DISPOSITION OF SHARES AND SECTION 16
(a) Holder agrees that if he or she should dispose of any shares of stock acquired on the exercise of EIX Options, including a disposition by sale, exchange, gift or transfer of legal title within six months from the date such shares are transferred to the Holder, the Holder will notify EIX promptly of such disposition.

(b) If an EIX Option is granted to a person who later becomes subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), the EIX Option

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

will immediately and automatically become subject to the requirements of Rule 16b-3(d)(3) ("Rule") and may not be exercised, paid or transferred until the Rule has been satisfied. In its sole discretion, the Administrator may take any action to assure compliance with the requirements of the Rule, including withholding delivery to Holder (or any other person) of any security or of any other payment in any form until the requirements of the Rule have been satisfied. The Secretary of Edison International may waive compliance with the requirements of the Rule if he or she determines the transaction to be exempt from the provisions of paragraph (b) of Section 16.

11.  AMENDMENT
The EIX Options are subject to the terms of the Plans as amended from time to time. EIX reserves the right to substitute cash awards substantially equivalent in value to the EIX Options. The EIX Options may not otherwise be restricted or limited by any Plan amendment or termination approved after the date of the award without the Holder's consent; provided, however, that EIX reserves the right to amend the provisions of Appendix A hereto without the consent of any Holder at any time before a "Potential Change in Control" as defined in Appendix A.

12.  FORCE AND EFFECT
The various provisions herein are severable in their entirety. Any determination of invalidity or unenforceability of any one provision will have no effect on the continuing force and effect of the remaining provisions.

13.  GOVERNING LAW
The terms and conditions of the EIX Options will be construed under the laws of the State of California.

14. NOTICE
Unless waived by EIX, any notice required under or relating to the EIX Options must be in writing, with postage prepaid, addressed to: Edison International,
Attn: Corporate Secretary, P.O. Box 800, Rosemead, CA 91770.



EDISON INTERNATIONAL




JOHN KELLY
-------------------------------
JOHN KELLY

                                   APPENDIX A
                                CHANGE IN CONTROL

This Change in Control Appendix sets forth the terms and conditions applicable to EIX Options granted on May 18, 2000 under the Edison International Equity Compensation Plan and the Edison International 2000 Equity Plan in the event of a Change in Control of EIX. Capitalized terms used herein have the meaning set forth in the Terms and Conditions or, if not defined in the Terms and Conditions, the meanings set forth in Section 3 below.

1.       EFFECT OF CHANGE IN CONTROL
Notwithstanding anything to the contrary in the Terms and Conditions, in the event of a Change in Control of EIX, the EIX Options will vest and become exercisable unless provisions are made in connection with the transaction for the assumption of or substitution for the EIX Options of new options for stock of the successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. If the EIX Options are assumed or converted as described in the preceding sentence, any Holder's assumed or converted options will vest and become exercisable if he or she is terminated without Cause or voluntarily terminates with Good Reason upon or within 24 months after the Change in Control of EIX.

2.       EFFECT OF TERMINATION DURING A PROTECTED PERIOD
(a) Notwithstanding anything to the contrary in the Terms and Conditions, if, during a Protected Period but prior to a Change in Control of EIX, a Holder terminates employment with Good Reason or is terminated without Cause, then (i) any of his or her EIX Options that have not vested and become exercisable at the time of his or her termination of employment shall not be forfeited upon his or her termination of employment, but instead shall be suspended and remain unvested and not exercisable; (ii) any of his or her EIX Options that have vested and become exercisable as of the date of his or her termination of employment shall not be forfeited if unexercised at the end of 180 days following termination of employment, but instead shall be suspended and become not exercisable; (iii) if a Change in Control of EIX occurs within 24 months following the Holder's termination of employment, all of his or her suspended EIX Options shall vest and become exercisable on the day immediately preceding the closing of such Change in Control of EIX; and (iv) if no Change in Control of EIX occurs within 24 months following the Holder's termination of employment, all of the Holder's suspended EIX Options shall be forfeited at the end of such 24 month period.

(b) If a Holder's suspended options vest and become exercisable in accordance with this Section 2, and the EIX Options are assumed or converted as contemplated by Section 1 above, the Holder will have until the later of (i) the date that is 180 days after the date his or her employment terminated, or (ii) the date that is 60 days after the date of the Change in Control of EIX to exercise his or her vested options. The Holder's vested options that are not exercised during such period shall terminate at the end of such period. If the EIX Options are not assumed or converted as contemplated by Section 1 above, any suspended options that vest and become exercisable in accordance with this
Section 2 will terminate (to the extent not previously exercised) upon the closing of the Change in Control of EIX.


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

(c) Notwithstanding anything else contained herein to the contrary, in no event may a Holder exercise his or her options after the expiration of the stated term of the EIX Options.

3.       DEFINITIONS
Whenever the following terms are used in this Appendix, they will have the meanings specified below unless the context clearly indicates otherwise:

     (a) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     (b)  "Board of Directors" or "Board" means the Board of Directors of EIX.

     (c)  "Cause" means the occurrence of either or both of the following:

          (i) Holder's conviction of, or pleading guilty or nolo contendere to, an act of fraud, embezzlement, theft, or other act constituting a felony; or

          (ii) The willful engaging by the Holder in misconduct that would have resulted in the termination of his or her employment by his or her Employer under its or EIX's policies and practices applicable to the Holder in effect immediately prior to the start of the Protected Period; however, no act or failure to act, on the Holder's part, shall be considered "willful" unless done, or omitted to be done, by the Holder not in good faith and without reasonable belief that his or her action or omission was in the best interest of EIX and his or her Employer.

     (d) "Change in Control of EIX" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

          (i) Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of EIX) becomes the Beneficial Owner, directly or indirectly, of securities of EIX representing thirty percent (30%) or more of the combined voting power of the EIX's then outstanding securities. For purposes of this clause, "Person" shall not include one or more underwriters acquiring newly-issued voting securities (or securities convertible into voting securities) directly from EIX with a view towards distribution.

          (ii) On any day after May 18, 2000 (the "Measurement Date") Continuing Directors cease for any reason to constitute a majority of the Board. A director is a "Continuing Director" if he or she either:

               (A) was a member of the Board on the applicable Initial Date (an "Initial Director"); or

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               (B)  was elected to the Board, or was nominated for election by
                    EIX's shareholders, by a vote of at least two-thirds (2/3) of the Initial Directors then in office.

                    A member of the Board who was not a Director on the applicable Initial Date shall be deemed to be an Initial Director for purposes of clause (B) above if his or her election, or nomination for election by EIX's shareholders, was approved by a vote of at least two-thirds (2/3) of the Initial Directors (including directors elected after the applicable Initial Date who are deemed to be Initial Directors by application of this provision) then in office.

                    "Initial Date" means the later of (A) May 18, 2000 or (B) the date that is two (2) years before the Measurement Date.

                    (iii) EIX is liquidated; all or substantially all of EIX's assets are sold in one or a series of related transactions; or EIX is merged, consolidated, or reorganized with or involving any other corporation, other than a merger, consolidation, or reorganization that results in the voting securities of EIX outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of EIX (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization. Notwithstanding the foregoing, a bankruptcy of EIX or a sale or spin-off of an Edison International Affiliate (short of a dissolution of EIX or a liquidation of substantially all of EIX's assets, determined on an aggregate basis) will not constitute a Change in Control of EIX.

                    (iv) The consummation of such other transaction that the
                         Board may, in its discretion in the circumstances, declare to be a Change in Control of EIX for purposes of this Plan.

     (e)  "Code" means the Internal Revenue Code of 1986, as amended.

     (f)  "Common Stock" means the common shares of EIX.

     (g)  "Director" means a member of the Board of Directors of EIX.

     (h) "Edison International Affiliate" means any company during any period in which it is a "subsidiary company" as that term is defined in
          Section 424(f) of the Code.

     (i)  "EIX Company" means EIX or an Edison International Affiliate.

     (j) "Employer" means the EIX Company that employs or last employed the Participant.

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     (k)  "Good Reason" means, without the Participant's express written consent, the occurrence of any one or more of the following:

          (i) A material reduction in the nature or status of the Participant's authorities, duties, and/or responsibilities (when such authorities, duties, and/or responsibilities are viewed in the aggregate) from their level in effect on the day immediately prior to the start of the Protected Period.

          (ii) A reduction by the Participant's Employer in the Participant's base salary as in effect on the day immediately prior to the start of the Protected Period.

          (iii) A material reduction by EIX or by the Participant's Employer of the Participant's aggregate welfare benefits and/or incentive opportunities under EIX's and/or the Employer's short and/or long-term incentive programs, as such benefits and opportunities exist on the day immediately prior to the start of the Protected Period and when viewed on an aggregate basis.

          (iv) Any other event defined as "Good Reason" in any severance plan that covers the Participant or any severance agreement to which the Participant is a party.

     (l) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, and used in Sections 13(d) and 14(d) thereof, including a group as contemplated by Sections 13(d)(3) and 14(d)(2) thereof.

     (m) "Potential Change in Control" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

          (i) Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of EIX): (A) announces an intention to take action which, if consummated, would result in a Change in Control of EIX; or (B) becomes the Beneficial Owner, directly or indirectly, of securities of EIX representing fifteen percent (15%) or more of the combined voting power of EIX's then outstanding securities. For purposes of this clause, "Person" shall not include one or more underwriters acquiring newly-issued voting securities (or securities convertible into voting securities) directly from EIX with a view towards distribution.

          (ii) EIX enters into an agreement that, if consummated, would result in a Change in Control of EIX.

          (iii) The Board declares that a Potential Change in Control has occurred for purposes of this Plan.

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

          (iv) The shareholders of EIX approve a transaction that, if consummated, would constitute a Change in Control of EIX.

     (n) "Protected Period" means the period related to a Change in Control of EIX that begins on the date of the related Potential Change in Control (or, if no Potential Change in Control occurs with respect to the event, the date that is six months before the actual Change in Control of EIX) and ends on the date of the Change in Control of EIX.

                                   APPENDIX B
                         MANAGEMENT COMMITTEE PROVISIONS

This Management Committee Appendix sets forth certain special vesting provisions applicable to Holders who served as members of the Southern California Edison Company Management Committee (which was dissolved in 1993). Capitalized terms used herein have the meaning set forth in the Terms and Conditions.

1.       SPECIAL VESTING RULES
(a) Except to the extent otherwise provided in the Holder's Stock Option certificate, the Holder's May 2000 Grant of an EIX Option is deemed to be granted in two separate tranches: "Tranche 2001"and "Tranche 2002," each covering 50% of the shares subject to the Holder's May 200 Grant. Tranche 2001 and Tranche 2002 will each be subject to the vesting and other provisions of the Terms and Conditions as if they were separate grants.

(b) If, during the vesting period and before January 1, 2001, the Holder's employment terminates due to a reason described in Section 2(c) of the Terms and Conditions, both Tranche 2001 and Tranche 2 of the Holder's EIX Option will vest to the extent determined under Section 2(c) of the Terms and Conditions without regard to the other provisions of this Appendix B.

(c) If, during the vesting period and on or after January 1, 2001 but before January 1, 2002, the Holder's employment terminates due to a reason described in
Section 2(c) of the Terms and Conditions:

     (i) Tranche 2001 of the Holder's EIX Option will become fully vested upon the termination of the Holder's employment; and

     (ii) Tranche 2002 of the Holder's EIX Option will vest to the extent determined under Section 2(c) of the Terms and Conditions without regard to the other provisions of this Appendix B.

(d) If, during the vesting period and on or after January 1, 2002, the Holder's employment terminates due to a reason described in Section 2(c) of the Terms and Conditions, both Tranche 2001 and Tranche 2002 of the Holder's EIX Options will become fully vested upon the termination of the Holder's employment.

(e) Notwithstanding anything to the contrary herein, any portion of the Holder's EIX Option that becomes vested in accordance with the provisions of this Appendix B will not be exercisable prior to the 5th anniversary of the date of grant unless the stock price appreciation requirement of Section 2(a)(ii) has been satisfied prior to the exercise date.